--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 4, 2003


COMMISSION         REGISTRANT; STATE OF INCORPORATION;           IRS EMPLOYER
FILE NUMBER           ADDRESS; AND TELEPHONE NUMBER           IDENTIFICATION NO.
-----------        -----------------------------------        ------------------
   1-9513                CMS ENERGY CORPORATION                  38-2726431
                        (A MICHIGAN CORPORATION)
                    FAIRLANE PLAZA SOUTH, SUITE 1100
                          330 TOWN CENTER DRIVE
                        DEARBORN, MICHIGAN 48126
                             (313) 436-9261


   1-5611               CONSUMERS ENERGY COMPANY                  38-0442310
                        (A MICHIGAN CORPORATION)
                        212 WEST MICHIGAN AVENUE
                            JACKSON, MICHIGAN
                             (517) 788-1030

ITEM 5. OTHER EVENTS

SECURITIZATION

On March 4, 2003, Consumers Energy Company, the principal subsidiary of CMS Energy Corporation, filed an application with the Michigan Public Service Commission (MPSC) to begin the securitization process for approximately $1.084 billion in qualified costs, in compliance with the State of Michigan's electric restructuring and securitization laws.

The qualified costs Consumers Energy proposes to securitize are:

              - Expenditures for Clean Air Act compliance totaling $587 million;

              - Required contributions to electric utility pension costs totaling $227 million;

              - New capital investments in the Palisades Nuclear Plant totaling $113 million;

              - Costs of implementing Public Act 141, the state's restructuring law, totaling $97 million; and

              - Costs of preparing and issuing securitization bonds, retiring existing debt, and establishing a cash flow account to make payment on the bonds, totaling $60 million.

Consumers Energy has filed the application at this time since Consumers Energy plans to refinance $777 million and $780 million of debt in 2003 and 2004, respectively. In addition, Consumers Energy expects to issue $295 million of new debt in 2003 and $365 million of new debt in 2004. This additional debt is required for Consumers Energy's ongoing operations and construction program including construction expenditures for Clean Air Act compliance. Consumers Energy also plans to contribute over $150 million in 2003 and over $200 million in 2004 to its pension funds. Consumers Energy will use proceeds from the sale of securitization bonds for refinancing or retirement of debt. Approval of the application will not increase current electric rates for any of Consumers Energy's customers.

State law requires the MPSC to act on the request within 90 days, meaning that securitization bonds could be issued as early as August 2003.

STRANDED COSTS

Also on March 4, 2003, Consumers Energy submitted to the MPSC its stranded cost recovery filing for 2002. Consumers Energy asked to recover $35 million to $103 million in stranded costs or 0.9 cents to 2.6 cents per kilowatt-hour from customers getting power from alternative suppliers pursuant to Public Act 141, the State of Michigan's electric restructuring law. The final amount requested will depend on the MPSC's decision on Consumers Energy's securitization application. Several of the items that Consumers Energy is requesting to be considered stranded costs, it has also requested to be considered as qualified costs under its securitization application. If Consumers Energy's securitization application is approved in full, then its stranded cost filing will only request $35 million of stranded cost recovery.

Copies of the securitization application (exclusive of accompanying testimony and exhibits) of Consumers Energy to the MPSC (Case No. U-13715) and the stranded cost application (exclusive of accompanying testimony and exhibits) of Consumers Energy to the MPSC (Case No. U-13720), are filed as exhibits to this report and are incorporated by reference. Both applications, with accompanying testimony and exhibits, can be accessed on the MPSC's website http://www.michigan.gov/mpsc


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits:


                  99(a) Application for Financing Order, Case No. U-13715, filed March 4, 2003 by Consumers Energy Company with the Michigan Public Service Commission.
                  99(b)  Application of Consumers Energy Company, Case
                         No. U-13720 filed March 4, 2003 by Consumers Energy Company with the Michigan Public Service Commission

This Form 8-K contains "forward-looking statements", within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with the "Forward-Looking Statements and Risk Factors" in CMS Energy's Form 10-Q for the Quarterly Period Ended September 30, 2002, Management Discussion and Analysis (incorporated herein by reference) and Consumers Energy's Form 10-K/A for the Year Ended December 31, 2001, Item I, Consumers Forward-Looking Statements Cautionary Factors and Uncertainties that discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                             CMS ENERGY CORPORATION

Dated:  March 5, 2003

                                             By: /s/ Thomas J. Webb
                                                 -------------------------------
                                                 Thomas J. Webb
                                                 Executive Vice President and
                                                 Chief Financial Officer


                                             CONSUMERS ENERGY COMPANY

Dated:  March 5, 2003

                                             By: /s/ Thomas J. Webb
                                                 -------------------------------
                                                 Thomas J. Webb
                                                 Executive Vice President and
                                                 Chief Financial Officer

                               10-K EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION
EX-99(a)            Application for Financing Order, Case No. U-13715, filed
                    March 4, 2003 by Consumers Energy Company with the Michigan
                    Public Service Commission.

EX-99(b) Application of Consumers Energy Company, Case No. U-13720 filed March 4, 2003 by Consumers Energy Company with the
                    Michigan Public Service Commission.